UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

VIEWSONIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

381 Brea Canyon Road

Walnut, California 91789

 (Address of principal executive offices, including zip code)

(909) 444-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Amendment to Separation Agreement with James A. Morlan

On February 7, 2007, ViewSonic Corporation filed a Current Report on Form 8-K, dated February 1, 2007, with the Securities and Exchange Commission announcing that we had mutually agreed with James A. Morlan that he would step down as Chief Financial Officer sometime in 2007.  On March 27, 2007 we filed a Current Report on Form 8-K, dated March 21, 2007, announcing that we had entered into a Separation Agreement with Mr. Morlan, which became effective on March 29, 2007, or the Separation Agreement.  Mr. Morlan held an unvested stock option to purchase 450,000 shares of our common stock issued pursuant to our 2007 Long Term Incentive Plan.  Pursuant to the Separation Agreement, 100,000 shares subject to this option, or the Shares, would vest if we met or exceeded both our revenue and income targets, determined on a pro rata basis, for the first two quarters of the year ended December 31, 2007 under the Long Term Incentive Plan.  On July 24, 2007,  the Separation Agreement was amended to provide that the Shares will vest on the first anniversary of the date of grant, which is February 2, 2008, subject to Mr. Morlan’s continuous service to such date.

The above summary of the Amendment to the Separation Agreement  is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.32 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.32	Amendment to Separation Agreement by and between ViewSonic Corporation and James A. Morlan, dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: July 25, 2007	By:	/s/	Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel &
Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.32	Amendment to Separation Agreement by and between ViewSonic Corporation and James A. Morlan, dated July 24, 2007.